FORM 8-A/A
                                 Amendment No. 1
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             MYLAN LABORATORIES INC.
             (Exact name of registrant as specified in its charter)

                  Pennsylvania                            251211621
                 --------------                          -----------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

130 Seventh Street, 1030 Century Bldg.
                  Pittsburgh, PA                          15222
                --------------------                    -----------
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
     ---------------------------       ------------------------------------
      Share Purchase Rights                  New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:  None

                                                 Page 1 of 3 Pages

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This  Amendment  No.  1 on Form  8-A/A  amends  the  Form  8-A  filed  by  MYLAN
LABORATORIES INC., a Pennsylvania corporation (the "Company"), on September 3, 1996 with respect to the Company's Share Purchase Rights.

Cover Page

     The Form 8-A is hereby amended to indicate that the Share Purchase Rights are to be registered pursuant to Section 12(b) of the Act.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act, of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December ___, 1996

                             MYLAN LABORATORIES INC.


                           By:    /s/ Robert W. Smiley
                              ---------------------------------------
                             Name: Robert W. Smiley
                           Title:    Secretary



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